Exhibit 99.1

Section 2: EX – 99.1 (PRESS RELEASE)	EXHIBIT 99.1
Filed by Orrstown Financial Services, Inc. Commission
File No.: 001-34292

FOR IMMEDIATE RELEASE:

Contact:
Bradley S. Everly
EVP, Chief Financial Officer
Phone 717.530.2604
77 East King Street | Shippensburg PA

Orrstown Financial Services, Inc. Announces Record Quarterly Earnings, Fourth Quarter Dividend

and Reduction in Risk Assets

SHIPPENSBURG, PA (October 28, 2010)

•	Third quarter 2010 earnings increased 26.2% vs. third quarter 2009

•	11.0% reduction of risk assets in the third quarter 2010

•	Nonperforming assets declined 29.0% since March 31, 2010

•	Basic earnings per share of $0.61 for the third quarter 2010, matches third quarter 2009, despite an increase in the number of shares from the March 2010 stock offering

•	The Company announced a 2.3% increase in the quarterly dividend over the fourth quarter 2009

Orrstown Financial Services, Inc. (NASDAQ: ORRF) announced today that net income increased 26.2% to $4,896,000 for the quarter ended September 30, 2010, from $3,880,000 for the third quarter of 2009. Diluted earnings per share amounted to $0.61 for the quarter ended September 30, 2010, as compared to $0.60 for the corresponding prior year period. The Company also announced that its Board of Directors declared a fourth quarter cash dividend of $0.225 per share for shareholders of record on November 12, 2010. The dividend will be paid on November 24, 2010.

Commenting on the Company’s results, Thomas R. Quinn, Jr., President and CEO, said, “We are very pleased to report record net income, by quarter, for three sequential quarters and a 17.8% increase in year-to-date earnings compared to the same period last year.”

“Our capital raise in the first quarter of 2010, which increased capital by $37.6 million, combined with our ability to generate deposit growth, allowed us to grow assets 27.4% since September 30, 2009. Our regulatory capital ratios of 9.5% Tier 1 leverage, 13.7% Tier 1 risk-based, and 14.9% Total risk-based are well above the minimums to be considered well capitalized, and position the Company to take advantage of future opportunities.”

Quinn concluded, “Despite a tough banking environment, we have been able to produce consistent operating results, bolster our reserves and capital, and continue our efforts in addressing asset quality. This forward momentum will continue to serve us well during the remainder of 2010 and into 2011.”

Results of Quarterly Operations

Net interest income for the quarter ended September 30, 2010 increased to $11,668,000 as compared to $9,479,000 in the same prior year period. The net interest margin decreased slightly to 3.62% for the three months ended September 30, 2010, a reduction of one basis point versus the same quarter in 2009. The Company continues to lower its cost of funds as evidenced by a decrease of 62 basis points to 0.92% for the three months ended September 30, 2010, as compared to 1.54% in the same prior year period. Average interest-earning assets increased by $286 million for the three months ended September 30, 2010, as compared to the same prior year period.

Other income increased to $6.2 million for the three months ended September 30, 2010, as compared to $4.4 million in the same prior year period. This includes an increase in securities gains from $338,000 during third quarter 2009, to $1,074,000 during third quarter 2010. Noninterest income generation increased across all business lines, including Orrstown Financial Advisors, mortgage origination and deposit based fees. Operating expenses amounted to $9.7 million for the three months ended September 30, 2010, as compared to $8.0 million for the corresponding prior year period.

Results of Year-to-Date Operations

Net interest income for the nine months ended September 30, 2010, increased to $33,465,000 as compared to $26,313,000 in the same prior year period, reflecting a higher net interest margin and higher levels of interest-earnings assets. The net interest margin increased to 3.72% for the nine months ended September 30, 2010, a gain of 19 basis points versus the same period in 2009. The yield on interest-earning assets decreased to 4.76%, as compared to 5.25% in the prior year period. Year to date, the cost of funds decreased to 1.04% for the nine months ended September 30, 2010, as compared to 1.72% in the same prior year period. Average interest-earning assets increased by $225 million for the nine months ended September 30, 2010, as compared to the same prior year period. The provision for loan losses increased to $7,550,000 for the nine months ended September 30, 2010, as compared to $1,265,000 for the corresponding prior year period.

Other income increased to $18.3 million for the nine months ended September 30, 2010, as compared to $12.6 million in the same prior year period. This includes an increase in securities gains from $796,000 through September 30, 2009, to $3,253,000 through September 30, 2010. Operating expenses amounted to $27.1 million for the nine months ended September 30, 2010, as compared to $23.9 million for the corresponding prior year period.

Financial Condition

Assets grew $282 million to $1.478 billion at September 30, 2010, up from $1.196 billion at December 31, 2009. Securities available for sale have increased $232.9 million, or 118.7%, since December 31, 2009. Deposits increased to $1.139 billion at September 30, 2010, from $915 million at December 31, 2009. Stockholders’ equity increased to $163.9 million at September 30, 2010, as compared to $110.9 million at December 31, 2009, boosted by the completion of a common stock offering, in March 2010, that netted approximately $37.6 million in additional capital.

Asset Quality

The Company’s non-accrual loans totaled $14.4 million at September 30, 2010, down $8.6 million, or 37%, from the high of $23.0 million at March 31, 2010. Improvement was made through the reduction in the level of non-accrual loans, loans past due 90 or more days and still accruing, and total delinquency. The Company continues to be diligent in its handling of nonperforming and other risk assets and has been able to reduce the level of risk assets from a high of $32.8 million at March 31, 2010, to $20.5 million as of September 30, 2010. Two large credits, totaling $7.6 million, have been worked off the books since March 2010, which resulted in a $2.0 million charge off in the second quarter. Although the Company’s ratio of total risk assets to total assets increased from 0.96% at December 31, 2009, to 1.39% at September 30, 2010, increases have been noted across the financial services industry and within our peer group. The Company’s allowance for loan losses covered its nonperforming loans and stood at 107% at September 30, 2010.

Summary of Financial Highlights:

For Quarter Ended:	September 30, 2010	September 30, 2009	% Change
Net Income	$4,896,000	$3,880,000	26.2%
Basic Earnings Per Share	$0.61	$0.61	0.0%
Diluted Earnings Per Share	$0.61	$0.60	1.7%
Dividends Per Share	$0.225	$0.220	2.3%
Return on Average Assets	1.36%	1.36%
Return on Average Equity	12.18%	14.33%
Return on Average Tangible Assets (1)	1.39%	1.40%
Return on Average Tangible Equity (1)	14.03%	18.01%
Net Interest Income	$11,668,000	$9,479,000	23.1%
Net Interest Margin	3.62%	3.63%

For Nine Months Ended:	September 30, 2010	September 30, 2009	% Change
Net Income	$12,206,000	$10,359,000	17.8%
Basic Earnings Per Share	$1.62	$1.62	0.0%
Diluted Earnings Per Share	$1.62	$1.61	0.6%
Dividends Per Share	$0.665	$0.660	0.8%
Return on Average Assets	1.23%	1.26%
Return on Average Equity	11.47%	13.13%
Return on Average Tangible Assets (1)	1.26%	1.30%
Return on Average Tangible Equity (1)	13.57%	16.60%
Net Interest Income	$33,465,000	$26,313,000	27.2%
Net Interest Margin	3.72%	3.53%

Balance Sheet Highlights:	September 30, 2010	September 30, 2009	% Change
Assets	$1,477,780,000	$1,159,996,000	27.4%
Loans, Gross	921,807,000	867,435,000	6.3%
Allowance for Loan Losses	15,386,000	7,963,000	93.2%
Deposits	1,138,869,000	849,094,000	34.1%
Shareholders’ Equity	163,933,000	110,649,000	48.2%
Tangible Equity (1)	143,182,000	89,649,000	59.7%

(1)	Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible assets and return on average tangible equity are non-GAAP-based financial measures calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measures are return on average assets and return on average equity, which are calculated using GAAP-based amounts. The Company calculates the return on average tangible assets and equity by excluding the balance of intangible assets and their related amortization expense, net of tax, from the calculation of return on average assets and equity. Management uses the return on average tangible assets and equity to assess the Company’s core operating results and believes that this is a better measure of our operating performance. In addition, this is consistent with the treatment by bank regulatory agencies, which exclude goodwill and other intangible assets from the calculation of risk-based capital ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. A reconciliation of return on average assets and equity to the return on average tangible assets and equity, respectively, is set forth below.

For Quarter Ended:	September 30, 2010	September 30, 2009
Return on Average Assets (GAAP basis)	1.36%	1.36%

Effect of excluding average intangible assets and related amortization, net of tax	0.03%	0.04%

Return on Average Tangible Assets	1.39%	1.40%

Return on Average Equity (GAAP basis)	12.18%	14.33%

Effect of excluding average intangible assets and related amortization, net of tax	1.85%	3.68%

Return on Average Tangible Equity	14.03%	18.01%

For Nine Months Ended:	September 30, 2010	September 30, 2009
Return on Average Assets (GAAP basis)	1.23%	1.26%

Effect of excluding average intangible assets and related amortization, net of tax	0.03%	0.04%

Return on Average Tangible Assets	1.26%	1.30%

Return on Average Equity (GAAP basis)	11.47%	13.13%

Effect of excluding average intangible assets and related amortization, net of tax	2.10%	3.47%

Return on Average Tangible Equity	13.57%	16.60%

Tangible equity is a non-GAAP financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is shareholders’ equity. In order to calculate tangible equity, Company management subtracts intangible assets from shareholders’ equity. A reconciliation of tangible equity to shareholders’ equity is set forth below.

Total At End of Quarter:	September 30, 2010	September 30, 2009
Shareholders’ Equity	$163,933,000	$110,649,000
Intangible Assets	20,751,000	21,000,000

Tangible Equity	$143,182,000	$89,649,000

ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED

SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)	(Unaudited) September 30, 2010	(Audited) * December 31, 2009	(Unaudited) September 30, 2009
ASSETS
Cash and due from banks	$14,966	$13,940	$13,976
Federal funds sold	18,645	8,000	23,250

Cash and cash equivalents	33,611	21,940	37,226

Short-term investments	2,728	6,388	0
Interest bearing deposits with banks	587	601	7,495
Member stock, at cost which approximates market value	8,596	8,056	8,056
Securities available for sale	429,156	196,253	165,281

Loans	921,807	881,074	867,435
Allowance for loan losses	(15,386)	(11,067)	(7,963)

Net loans	906,421	870,007	859,472

Premises and equipment, net	28,163	29,601	29,994
Goodwill and intangible assets	20,751	20,938	21,000
Cash surrender value of life insurance	22,578	21,204	17,065
Accrued interest receivable	6,003	4,605	3,856
Other assets	19,186	16,839	10,551

Total assets	$1,477,780	$1,196,432	$1,159,996

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$105,452	$90,676	$90,562
Interest bearing	1,033,417	824,494	758,532

Total deposits	1,138,869	915,170	849,094

Short-term borrowings	124,869	97,914	107,070
Long-term debt	40,828	64,858	85,700
Other liabilities	9,281	7,604	7,483

Total liabilities	1,313,847	1,085,546	1,049,347

Preferred stock $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	0	0	0
Common stock, no par value - $0.05205 stated value per share; 50,000,000 shares authorized; 7,986,966, 6,469,508 and 6,469,508 shares issued; 7,976,018, 6,443,195 and 6,417,284 shares outstanding	416	337	337
Additional paid-in capital	121,534	82,895	82,933
Retained earnings	36,102	28,857	27,258
Accumulated other comprehensive income (loss)	6,129	(501)	1,692
Treasury stock, 10,948, 26,313 and 52,224 shares, at cost	(248)	(702)	(1,571)

Total shareholders’ equity	163,933	110,886	110,649

Total liabilities and shareholders’ equity	$1,477,780	$1,196,432	$1,159,996

*	The consolidated balance sheet at December 31, 2009 has been derived from audited financial statements at that date.

ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED

SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
(Dollars in Thousands)	September 30, 2010	September 30, 2009

INTEREST INCOME
Interest and fees on loans	$12,122	$12,117
Interest and dividends on investment securities	2,627	1,415
Interest on short-term investments	31	6

Total interest income	14,780	13,538

INTEREST EXPENSE
Interest on deposits	2,645	3,023
Interest on short-term borrowings	95	128
Interest on long-term debt	372	908

Total interest expense	3,112	4,059

Net interest income	11,668	9,479
Provision for loan losses	1,130	750

Net interest income after provision for loan losses	10,538	8,729

OTHER INCOME
Service charges on deposits	1,979	1,842
Other service charges	1,135	697
Trust department income	928	671
Brokerage income	394	322
Gains on sale of loans	383	161
Other income	314	331
Securities gains	1,074	338

Total other income	6,207	4,362

OTHER EXPENSES
Salaries and employee benefits	5,296	4,293
Occupancy and equipment	1,268	1,215
Data processing	319	291
Advertising	128	146
Other operating expense	2,692	2,039

Total other expense	9,703	7,984

Income before income taxes	7,042	5,107
Income tax expense	2,146	1,227

Net income	$4,896	$3,880

PER SHARE DATA
Basic earnings per share	$0.61	$0.61
Diluted earnings per share	$0.61	$0.60
Dividends per share	$0.225	$0.22

ORRSTOWN FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Nine Months Ended
(Dollars in Thousands)	September 30, 2010	September 30, 2009

INTEREST INCOME
Interest and fees on loans	$36,166	$35,319
Interest and dividends on investment securities	6,839	3,899
Interest on short term investments	94	39

Total interest income	43,099	39,257

INTEREST EXPENSE
Interest on deposits	8,072	9,679
Interest on short-term borrowings	340	309
Interest on long-term debt	1,222	2,956

Total interest expense	9,634	12,944

Net interest income	33,465	26,313
Provision for loan losses	7,550	1,265

Net interest income after provision for loan losses	25,915	25,048

OTHER INCOME
Service charges on deposits	5,556	5,103
Other service charges	2,916	2,324
Trust department income	2,497	1,957
Brokerage income	1,232	957
Gains on sale of loans	782	629
Other income	2,021	833
Securities gains	3,253	796

Total other income	18,257	12,599

OTHER EXPENSES
Salaries and employee benefits	14,844	12,832
Occupancy and equipment	3,657	3,605
Data processing	922	821
Advertising	319	372
Security impairment expense	0	36
Other operating expense	7,360	6,257

Total other expense	27,102	23,923

Income before income taxes	17,070	13,724
Income tax expense	4,864	3,365

Net income	$12,206	$10,359

PER SHARE DATA
Basic earnings per share	$1.62	$1.62
Diluted earnings per share	$1.62	$1.61
Dividends per share	$0.665	$0.66

ORRSTOWN FINANCIAL SERVICES INC. AND SUBSIDIARIES

ANALYSIS OF NET INTEREST INCOME

	Three Months Ended
	September 2010			September 2009
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Interest Earning Assets:
Interest from short-term investments	$26,666	$31	0.46%	$12,827	$6	0.19%
Investment securities	394,927	2,956	2.99%	169,786	1,568	3.70%
Loans	907,026	12,325	5.33%	859,597	12,285	5.55%

Total interest-earning assets	1,328,619	15,312	4.54%	1,042,210	13,859	5.17%

Interest Bearing Liabilities:
Interest bearing demand deposits	$424,375	$594	0.56%	$309,444	$802	1.03%
Savings deposits	64,574	37	0.23%	60,338	47	0.31%
Time deposits	534,457	2,014	1.45%	358,930	2,174	2.40%
Short-term borrowings	63,818	95	0.59%	88,766	128	0.57%
Long-term debt	59,047	372	2.45%	101,549	908	3.50%

Total interest bearing liabilities	1,146,271	3,112	1.06%	919,027	4,059	1.75%

Overall cost of funds			0.92%			1.54%
Net interest income / net interest spread		$12,200	3.48%		$9,800	3.42%

Net interest margin			3.62%			3.63%

	Nine Months Ended
	September 2010			September 2009
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Interest Earning Assets:
Interest from short-term investments	$27,571	$94	0.46%	$21,891	$39	0.24%
Investment securities	308,200	7,586	3.29%	149,695	4,356	3.89%
Loans	899,697	36,734	5.40%	839,201	35,798	5.62%

Total interest-earning assets	1,235,468	44,414	4.76%	1,010,787	40,193	5.25%

Interest Bearing Liabilities:
Interest bearing demand deposits	$392,799	$2,005	0.68%	$297,407	$2,466	1.11%
Savings deposits	62,919	127	0.27%	60,742	159	0.35%
Time deposits	486,809	5,940	1.60%	353,385	7,054	2.67%
Short-term borrowings	84,196	340	0.53%	76,551	309	0.53%
Long-term debt	54,342	1,222	3.00%	108,742	2,956	3.58%

Total interest bearing liabilities	1,081,065	9,634	1.18%	896,827	12,944	1.93%

Overall cost of funds			1.04%			1.72%
Net interest income / net interest spread		$34,780	3.58%		$27,249	3.32%

Net interest margin			3.72%			3.53%

Nonperforming Assets / Risk Elements

(Dollars in Thousands)	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Loans on nonaccrual (cash) basis	$14,427	$14,496	$23,020	$4,267
Loans whose terms have been renegotiated	0	0	0	0

Total nonperforming loans	14,427	14,496	23,020	4,267
Other real estate owned	2,528	1,264	873	1,065

Total nonperforming assets	16,955	15,760	23,893	5,332

Loans past due 90 or more days and still accruing	3,526	7,255	8,929	6,155

Total risk assets	$20,481	$23,015	$32,822	$11,487

Ratio of total nonperforming loans to loans	1.57%	1.61%	2.56%	0.48%
Ratio of total nonperforming assets to assets	1.15%	1.16%	1.82%	0.45%
Ratio of total risk assets to total loans and other real estate owned	2.22%	2.56%	3.65%	1.30%
Ratio of total risk assets to total assets	1.39%	1.69%	2.49%	0.96%
Allowance for loan losses to non-performing loans	107%	101%	52%	259%

Roll Forward of Allowance for Loan Losses

	Three Months Ended		Nine Months Ended
(Dollars in Thousands)	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Balance at beginning of period	$14,582	$7,413	$11,067	$7,140
Provision for loan losses	1,130	750	7,550	1,265
Recoveries	6	3	91	15
Loans charged-off	(332)	(203)	(3,322)	(457)

Balance at end of period	$15,386	$7,963	$15,386	$7,963

With over $1.4 billion in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement: This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

The review period for subsequent events extends up to and including the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

# # #